Exhibit 3.1

Company No.: CR-144719

SIXTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND

FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

XUNLEI LIMITED

Adopted by Special Resolution passed on March 5, 2014

INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES LAW (2013 Revision)

Company Limited by Shares

SIXTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

XUNLEI LIMITED

(Adopted by special resolution passed on March 5, 2014)

1.                                      The name of the Company is Xunlei Limited.

2.                                      The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

3.                                      The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)                                to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

(b)                                to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined.

4.                                      Except as prohibited or limited by the Companies Law (2013 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable

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of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.                                      The share capital of the Company is US$150,000 divided into two classes of shares as follows:

(a)                                355,532,959 common shares of US$0.00025 par value;

(b)                                244,467,041 preferred shares of US$0.00025 par value, of which (i) 26,416,560 are designated as Series A Preferred Shares; (ii) 36,400,000 are designated as Series A-1 Preferred Shares; (iii) 30,308,284 are designated as Series B Preferred Shares; (iv) 5,728,264 are designated as Series C Preferred Shares; (v) 18,000,000 are designated as Series D Preferred Shares; and (vi) 127,613,933 are designated as Series E Preferred Shares.

each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares held by the Company and to increase or reduce the said capital subject to the provisions of the Companies Law (2013 Revision) and the Articles of Association.

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The Preferred Shares may be issued from time to time in one or more series. Subject to the rights and preferences of any outstanding class or series of Preferred Shares, the shareholders may at any time and from time to time, by ordinary resolution, fix or alter the number of Preferred Shares constituting a series, the designation thereof, and any rights, preferences, privileges and restrictions granted to or imposed upon such series.

7.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2013 Revision) and, subject to the provisions of the Companies Law (2013 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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THE COMPANIES LAW (2013 Revision)

Company Limited by Shares

FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

XUNLEI LIMITED

迅雷有限公司

(Adopted by special resolution passed on March 5, 2014)

1.                                      Table A

The Regulations contained or incorporated in Table “A” in the First Schedule of the Companies Law (2013 Revision) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company.

2.                                      Definition and Interpretation

(1)                                 In these Articles, where the context permits:

“$” or “US$” means the United States dollar;

“Additional Common Shares” means all Common Shares or Common Share Equivalents issued by the Company, provided that the term “Additional Common Shares” does not include (i) Common Shares issued upon conversion of any Preferred Shares; (ii) Employee Compensation Shares; or (iii) Common Shares issued as consideration for any acquisition of securities or assets, bank financing or equipment leasing arrangements, or strategic alliances, in any such case approved by the Board and made with the prior written consent of the holders of a majority of the Series A-1 Preferred Shares, the holders of a majority of the Series B Preferred Shares, the holders of a majority of the Series C Preferred Shares, the holders of a majority of the Series D Preferred Shares and the holders of at least 75% of the Series E Preferred Shares;

“Affiliates” means (a) in relation to any individual, the immediate family of such individual or any entity controlled by the individual (and in the case of any Founder, whether by himself or together with other Founders), where “control” shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the entity, directly or indirectly, whether through the ownership of voting securities, contract or otherwise, and “controlled” shall be construed accordingly; (b) in relation to any legal person, a company which is for the time being a holding company of such legal person, or a subsidiary of such legal person or of such holding company;

“Articles” means these Fifth Amended and Restated Articles of Association as from time to time altered or added to in accordance with the Companies Law and these Articles;

“As Converted Basis” means in relation to the Preferred Shares, as if the holders had exercised their rights of conversion into Common Shares in respect thereof in accordance with these Articles in full on the relevant date;

“Associates” means, as to any body corporate, any other body corporate, unincorporated entity or person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with, such body corporate or, as to an individual, any of his parents, brothers, sisters, issues and spouse (“relatives”) and any company or trust which may be, directly or indirectly, controlled by such individual (including any company or trust controlled by any of his relatives);

“Auditors” means the Persons for the time being performing the duties of auditors of the Company;

“Big 4” means Pricewaterhouse Coopers, KPMG, Ernst & Young and Deloitte;

“Board” means the Board of Directors appointed or elected pursuant to these Articles and acting by resolution in accordance with the Companies Law (2013 Revision) and these Articles or the Directors present at a meeting of Directors at which there is a quorum;

“Business Day” means, in relation to notices issued pursuant to these Articles, a day, excluding Saturdays, on which banks in Hong Kong and the PRC are generally open for business;

“Chairman” means the chairman of the Board appointed pursuant to Article 27(1);

“Class Meeting” means a separate meeting of the members of a class or series of Shares;

“Common Shares” means the common shares, each of a par value of US$0.00025, in the authorized share capital of the Company;

“Common Share Equivalent” means warrants, options and other securities exercisable, convertible or exchangeable for Common Shares, including the Preferred Shares convertible into Common Shares, and other securities of the Company exercisable, convertible or exchangeable for Common Shares;

“Company” means the above named Company;

“Companies Law” means the Companies Law of the Cayman Islands as amended and every statutory modification and re-enactment thereof for the time being in force;

“Conversion Price” has the meaning set forth in Article 66(3)(a);

“debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not;

“Deemed Liquidation Event” means any of the events or circumstances referred to in Article 65(2);

“Directors” means the directors for the time being of the Company and shall include an Alternate Director;

“Dispose” means to make or to effect any sale, assignment, exchange, transfer, or to grant any option, right of first refusal or other right or interest whatsoever or to enter into agreement for any of the same and the expression “Disposal” shall be construed accordingly;

“dividend” includes bonus issue, scrip issue or other form of distribution from the distributable profits of the Company;

“Effective Conversion Price” means, with respect to any Common Share Equivalent at a given time, an amount equal to the quotient obtained by dividing (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Common Share Equivalent and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Common Share Equivalent by (ii) the maximum number of Common Shares issuable upon the exercise, conversion or exchange of the Common Share Equivalent;

“Employee Compensation Shares” means any Common Shares issued to employees, consultants, directors, officers or advisers of the Group on exercise of Employee Share Options or Employee Incentive Shares;

“Employee Incentive Shares” means the incentive shares or options granted to employees, consultants, directors, officers, consultants or advisers of the Company under the Company’s 2010 share incentive plan and the Company’s 2013 share incentive plan duly adopted by the Board and as currently in effect;

“Employee Share Options” means options granted to employees, consultants, directors, officers or advisers of the Group under share option plans duly adopted by the Board of Directors;

“Equity Securities” means, as the context may require, any Common Shares and/or Common Share Equivalents;

“ESOP” means the Company’s 2010 share incentive plan and the Company’s 2013 share incentive plan duly adopted by the Board and as currently in effect;

“Fidelity” means Fidelity Asia Ventures Fund L.P. and Fidelity Asia Principals Fund L.P.;

“Founder Directors” means the directors of the Company appointed by the Founders to that office from time to time, and a “Founder Director” shall be construed accordingly;

“Founders” has the meaning ascribed thereto in the Shareholders Agreement and/or any person to whom the foregoing persons assigns all or any part of its rights as a Founder hereunder in accordance with these Articles;

“GAAP” means the generally accepted accounting practice in force in the United States from time to time;

“Group” means together the Company and each other Group Company;

“Group Company” means the Company or a Person (other than a natural person) that is directly or indirectly controlled by the Company;

“Junior Securities” means, any Equity Securities of the Company other than the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares;

“Morningside” shall mean Morningside Technology Investments Limited and/or any person to whom Morningside assigns all or any part of its rights hereunder in accordance with these Articles;

“Liquidation Event” means any of the events or circumstances referred to in Article 65(1);

“Member” means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

“Memorandum” means the Sixth Amended and Restated Memorandum of Association of the Company, as altered from time to time;

“month” means calendar month;

“Officer” means any person appointed by the Board to hold an office in the Company;

“Ordinary Resolution” means a resolution passed at a general meeting (or, if so specified, a Class Meeting) of the Company by a simple majority of the votes cast, or an unanimous written resolution expressly passed as an ordinary resolution;

“Original Issue Price” means,

(i)                                         with respect to each Series E Preferred Share, US$2.81787412 (the “Series E Original Issue Price”);

(ii)                                      with respect to each Series D Preferred Share, an amount derived by dividing US$37,500,000 by the aggregate number of 10,580,397 Series D Preferred Shares;

(iii)                                   with respect to each Share purchased by Skyline Global Company Holdings Limited from other Shareholders, an amount equal to the Original Issue Price of such Share held by such Shareholder;

(iv)                                  with respect to each Series C Preferred Share, an amount derived by dividing US$30,000,000 by the aggregate number of 5,728,264 Series C

Preferred Shares;

(v)                                     with respect to each Series B Preferred Share, an amount derived by dividing US$20,000,000 by the aggregate number of 7,577,071 series B prefer shares with a par value of US$0.001 each (the aggregate number of which is 30,308,284 Series B Preferred Shares after the subdivision in 2011) issued pursuant to the Series B Subscription Agreement and the Application for Shares signed by Google, Inc. and Fidelity, respectively;

(vi)                                  with respect to each Series A-1 Preferred Share, an amount derived by dividing US$5,000,000 by the aggregate number of 7,000,000 series A-1 prefer shares with a par value of US$0.001 each (the aggregate number of which is 28,000,000 Series A-1 Preferred Shares after the subdivision in 2011) issued pursuant to the Series A Subscription Agreement;

(vii)                               with respect to each Series A Preferred Shares held by IDG Technology Venture Investment III, L.P., an amount derived by dividing US$250,000 by the aggregate number of 4,530,000 series A prefer shares with a par value of US$0.001 each (the aggregate number of which is 18,120,000 Series A Preferred Shares after the subdivision in 2011) issued pursuant to the Series A Subscription Agreement;

(viii)                            with respect to each Series A Preferred Shares held by Joinway Investments Limited, an amount derived by dividing US$61,750 by the aggregate number of 2,000,000 Series A prefer shares with a par value of US$0.001 each (the aggregate number of which is 8,000,000 Series A Preferred Shares after the subdivision in 2011) issued pursuant to the Series A Subscription Agreement;

(ix)                                  with respect to each Series A Preferred Shares held by WANG Fang, an amount derived by dividing US$24,700 by the aggregate number of 453,000 Series A prefer shares with a par value of US$0.001 each (the aggregate number of which is 1,812,000 Series A Preferred Shares after the subdivision in 2011); and

(x)                                     with respect to each Common Share held by Founders, an amount derived by dividing US$617,500 by an aggregate number of 14,017,000 common shares with a par value of US$0.001 each (the aggregate number of which is 56,068,000 Common Shares after the subdivision in 2011);

“Paid-up” means paid-up and/or credited as paid-up;

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate, enterprise or entity;

“Preferred Shares” means collectively the Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares and the Series A Preferred Shares;

“Preferred Share Holders” means the Series E Holders, Series D Holders, Series C Holders, Series B Holders, Morningside, and the Series A Holders, and a “Preferred Share Holder” shall be construed accordingly;

“Qualified IPO” means a firm commitment underwritten initial public offering by the Company of its Common Shares on the NASDAQ Global Market, the New York Stock Exchange, Hong Kong Stock Exchange (main board), Shenzhen Stock Exchange or Shanghai Stock Exchange.

“Qualified Trade Sale” means (a) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (b) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (c) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; (in each case including such action by a holding company incorporated for such purpose) the gross proceeds from which are not less than US$200 million;

“Register of Members” has the meaning ascribed to it in the Companies Law;

“registered office” means the registered office for the time being of the Company;

“Seal” means the common seal of the Company and includes every duplicate seal;

“Secretary” means the person appointed to perform any or all duties of secretary and include any deputy or assistant secretary;

“Senior Management Personnel” means, in respect of each Group Company, its Managing Director or Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technical Officer, Vice Presidents or their equivalent and any other officers whose post is higher than the post of Vice President;

“Series A Director” means the director of the Company appointed by the holders of the Series A Preferred Shares to that office from time to time;

“Series A Holders” means the holders of the Series A Preferred Shares, provide that a holder of Series A Preferred Shares shall only be deemed as a Series A Holder with respect to the Series A Preferred Shares held by it;

“Series A Preference Amount” has the meaning ascribed thereto in Article 65(1)(e);

“Series A Preferred Shares” means Series A Preferred Shares each of a par value of US$0.00025 in the authorised share capital of the Company;

“Series A Subscription Agreement” means a Subscription Agreement entered into among the Company, the Founders, Morningside and certain other Members on September 16, 2005 pursuant to which Series A Preferred Shares and Series A-1 Preferred Shares were subscribed for the first time.

“Series A-1 Director” means the director of the Company appointed by the holders of the Series A-1 Preferred Shares to that office from time to time;

“Series A-1 Preference Amount” has the meaning ascribed thereto in Article 65(1)(d);

“Series A-1 Preferred Shares” means Series A-1 Preferred Shares each of a par value of US$0.00025 in the authorised share capital of the Company;

“Series B Holders” means the holders of the Series B Preferred Shares, provide that a holder of Series B Preferred Shares shall only be deemed as a Series B Holder with respect to the Series B Preferred Shares held by it;

“Series B Preference Amount” has the meaning ascribed thereto in Article 65(1)(c);

“Series B Preferred Shares” means Series B Preferred Shares each of a par value of US$0.00025 in the authorised share capital of the Company;

“Series B Subscription Agreement” means a Subscription Agreement entered into among the Company, the Founders, the Series B Holders (other than Google, Inc. and Fidelity) and certain other Group Companies on November 15, 2006, pursuant to which Series B Preferred Shares were subscribed for the first time;

“Series C Holders” means the holders of the Series C Preferred Shares, provide that a holder of Series C Preferred Shares shall only be deemed as a Series C Holder with respect to the Series C Preferred Shares held by it;

“Series C Preference Amount” has the meaning ascribed thereto in Article 65(1)(c);

“Series C Preferred Shares” means Series C Preferred Shares each of a par value of US$0.00025 in the authorised share capital of the Company;

“Series C Subscription Agreement” means a Subscription Agreement entered into among the Company and the Series C Holders on April 14, 2011 pursuant to which Series C Preferred Shares were subscribed;

“Series D Director” means the director of the Company appointed by the holders of the Series D Preferred Shares to that office from time to time;

“Series D Holders” means the holders of the Series D Preferred Shares, provide that a holder of Series D Preferred Shares shall only be deemed as a Series D Holder with respect to the Series D Preferred Shares held by it, provided, further, that notwithstanding the foregoing proviso, for the purposes of these Articles, references to all or a portion of the Shares held or purchased by any Series D Holder (and similar references to the shareholding of any Series D Holder in the Company without specific reference to any class or series of Shares) shall be deemed to refer to all or a portion of the share capital of the Company, regardless of class or series, held or purchased, as applicable, by such Series D Holder (other than, solely in connection with Article 65 and Article 68, any Series E Preferred Shares held or purchased by such Series D Holder as a result of an exercise of the Primavera New Warrant (as defined in the Share Purchase Agreement));

“Series D Preference Amount” has the meaning ascribed thereto in Article 65(1)(b);

“Series D Preferred Shares” means Series D Preferred Shares each of a par value of US$0.00025 in the authorised share capital of the Company;

“Series D Subscription Agreement” means a Subscription Agreement entered into among the Company and the Series D Holders on January 31, 2012 pursuant to which Series D Preferred Shares were subscribed;

“Series D Threshold” has the meaning ascribed thereto in Article 16(3).

“Series E Director” means any director of the Company appointed by the holders of the Series E Preferred Shares to that office from time to time;

“Series E Holders” means the holders of the Series E Preferred Shares, provide that a holder of Series E Preferred Shares shall only be deemed as a Series E Holder with respect to the Series E Preferred Shares held by it;

“Series E Preference Amount” has the meaning ascribed thereto in Article 65(1)(a);

“Series E Preferred Shares” means Series E Preferred Shares each of a par value of US$0.00025 in the authorised share capital of the Company;

“Share” means any shares in the authorized share capital of the Company (of whatever class), including a fraction of a share;

“Share Purchase Agreement” means the Share Purchase Agreement entered into among the Company, the Series E Holder and certain other parties thereto on February 13, 2014 pursuant to which Series E Preferred Shares were subscribed;

“Shareholders Agreement” means the Sixth Amended and Restated Shareholders Agreement between the Company, certain Group Companies and certain Members on March 5, 2014;

“Special Resolution” means a resolution expressed to be a special resolution and passed at a general meeting of the Company by a majority of 66 2/3 % of the votes cast by such Members as, being entitled to do so, vote in person, or where proxies are allowed, by proxy at a general meeting, or a unanimous written resolution expressly passed as a special resolution;

“Subsidiary Boards” means the boards of directors for the time being of the subsidiaries of the Company and a “Subsidiary Board” means any of them.

“Xiaomi” means Xiaomi Ventures Limited.

(2)                                 In these Articles where not inconsistent with the context:

(a)                                 words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine gender and the neutral gender, and vice versa;

(c)                                  words importing persons include companies or associations or bodies of people, incorporated or not;

(d)                                 the word “may” shall be construed as permissive; the word “shall” shall be construed as imperative;

(e)                                  a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof.

(3)                                 Subject as aforesaid, words defined or used in the Companies Law have the same meaning in these Articles.

(4)                                 Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing lithography, photography and other modes of representing words in a visible form.

(5)                                 The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.

PRELIMINARY

3.                                      Business of the Company

The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

4.                                      Registered Office of the Company

The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

BOARD OF DIRECTORS

5.                                      Board of Directors

The business of the Company shall be managed and conducted by the Board.

6.                                      Management of the Group Company

(1)                                 Except as specifically provided herein or by applicable laws, the management and control of each Group Company shall be exercised by the Board and the Subsidiary Boards who shall be responsible for the determination of the Group Company’s overall policies and objects.

(2)                                 In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of any statute, such regulations as may be prescribed by the Company in general meeting and any contractual obligations to which the Company is subject.

(3)                                 No regulation or alteration to these Articles shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(4)                                 The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

7.                                      Power to appoint chief executive officer

(1)                                 The Board shall appoint a chief executive officer (“CEO”) of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

(2)                                 Except as provided for elsewhere in these Articles, the removal and dismissal of the CEO requires approval of at least five (5) Directors, including at least one of the Founder Directors, acting at a duly convened Board meeting.

8.                                      Power to appoint officers and managers

(1)                                 The Board may appoint a person to act as the Chief Financial Officer (CFO) of the Company, who shall, subject to the control of the Board, supervise and administer the financial affairs of the Company. Such CFO shall report to the Board and the CEO of the Company.

(2)                                 The Board shall delegate to the CEO of the Company the power to appoint, remove or dismiss any other Senior Management Personnel (other than the CFO) of the Company.

9.                                      Power to authorise specific actions

The Board may, from time to time and at any time, authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and, in connection therewith, to execute any agreement, document or instrument on behalf of the Company.

10.                               Power to appoint attorney

The Board may, from time to time and at any time, by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

11.                               Power to delegate to a committee

The Board may delegate any of its powers to a committee appointed by the Board, and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the directors for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles covering the meetings and proceedings of the Directors, including provisions for written resolutions.

12.                               Power to appoint and dismiss employees

Notwithstanding anything to the contrary in these Articles, the Board shall delegate the power to (i) appoint, suspend or remove any manager, officer, secretary, clerk, agent or employee of the Company and (ii) fix their remuneration and (iii) determine their duties, to the CEO, except that the power to determine the remuneration of all Senior Management Personnel shall be retained and exercised by the Board.

13.                               Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof and, subject to these Articles and any contractual obligations to which the Company is subject, may issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or any third party.

14.                               Exercise of power to redeem and purchase shares of the Company

(1)                                 Subject to the Companies Law and these Articles, including Articles 65 and 68, and any contractual obligations to which the Company is subject, including the terms and conditions of the Shareholders Agreement, the Company is hereby authorised to issue Shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member. The redemption of Shares shall be effected in such manner as may be authorised by these Articles or in such other manner as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by Special Resolution. Shares which are redeemed shall be cancelled and shall cease to confer any right or privilege on the Member from whom the Shares are redeemed.

(2)                                 Subject to the Companies Law and these Articles, including Articles 65 and 68, and any contractual obligations to which the Company is subject, including the terms and conditions of the Shareholders Agreement, the Company may purchase all or any part of its own Shares (including any redeemable Shares). The purchase of Shares shall be effected in such manner as may be authorised by these Articles or in such other manner as may be approved by the Shareholders by Ordinary

Resolution. Shares purchased by the Company shall be (i) cancelled and shall cease to confer any right or privilege on the Member from whom the Shares are purchased; or (ii) be held as treasury shares under the name of the Company until such time as the Directors may determine to cancel such treasury shares or transfer such treasury shares on such terms as they think proper.

(3)                                 The Company is authorised (this authorisation being in accordance with section 37(2) of the Companies Law) to purchase any Shares in accordance with the following manner of purchase:

(a)                                 the Company shall serve a repurchase notice in a form approved by the Board on the Shareholder from whom the Shares are to be repurchased at least two business days prior to the date specified in the notice as being the repurchase date;

(b)                                 the price for the Shares being repurchased shall be such price agreed between the Board and the applicable Shareholder;

(c)                                  the date of repurchase shall be the date specified in the repurchase notice; and

(d)                                 the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Shareholder in their sole discretion.

The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

(4)                                 The holder of the Shares being purchased or redeemed shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

(5)                                 The Company is hereby authorised to make payments in respect of the redemption or purchase of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Companies Law.

(6)                                 Every share certificate representing a redeemable share shall indicate that the share is redeemable.

(7)                                 In the case of shares redeemable at the option of a Member, a redemption notice from a Member may not be revoked without the agreement of the Directors or, in the case of Preferred Shares, as otherwise provided in these Articles and according to any contractual obligations to which the Company is subject.

(8)                                 At the time or in the circumstances specified for redemption, the redeemed shares shall be cancelled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due dispatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of the balance of any shares not redeemed, if any).

(9)                                 Subject to any contractual obligations to which the Company is subject, the redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

(10)                          A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by class A banks in the Cayman Islands for thirty day deposits in the same currency.

(11)                          The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Companies Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

(12)                          Subject as aforesaid and to any contractual obligations to which the Company is subject, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

(13)                          No share may be redeemed or purchased unless it is fully Paid-Up.

15.                               Discontinuation

Subject to the provisions of the Memorandum, these Articles and any contractual obligations to which the Company is subject, the Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside the Cayman Islands pursuant to Section 226 of the Companies Law.

16.                               Election of Directors

(1)                                 The maximum number of members comprising the Board and each of the Subsidiary Boards shall be eight (8), who shall be nominated and appointed in accordance with the provisions below.

(2)                                 For so long as it holds any Series E Preferred Shares in issue, Xiaomi shall have the right by notice in writing to the Company to appoint and remove two (2) Series E Directors, and so long as it holds any Series E Preferred Shares in issue, the number of Director to be appointed by Xiaomi shall not fall below two (2), and Xiaomi shall have the exclusive right to remove and replace any such Series E Director by notice in writing to the Company.

(3)                                 Prior to the completion of the Company’s initial public offering and for as long as the Series D Threshold is met, Primavera shall be entitled to appoint and remove one (1) voting Directors of the Board (the “Series D Director”). The number of Directors to be appointed by Primavera shall not fall below one (1), and Primavera shall have the exclusive right to remove and replace the Series D Director by notice in writing to the Company, for as long as the Series D Threshold is met, and shall be obligated to replace the Series D Director if the individual serving as the Series D Director beneficially owns, in the personal investments of such Series D Director, at least 3% equity interests in, or simultaneously serves on the board of, a Competing Company (as defined in the Shareholders Agreement).  For purposes of these Articles, the “Series D Threshold” is met if the fraction, the numerator of which is the aggregate number of Shares Primavera has Transferred (excluding any Transfers to its Permitted Transferees (as defined in the Shareholders Agreement)) after the date hereof less the aggregate number of Shares Primavera acquires (whether by subscribing for new Shares through exercise of warrants or otherwise, excluding any Transfers from its Permitted Transferees) after the date hereof, and the denominator of which is 15,616,764, is less than or equal to 36.3%.  For purposes of these Articles, “Primavera” means Skyline Global Company Holdings Limited.

(4)                                 For so long as it (and together with its Associates) continues to hold twelve (12) percent or more of the Shares in issue, Morningside shall have the right by notice in writing to the Company to appoint a maximum of one (1) Series A-1 Director, and so long as there are any outstanding Series A-1 Preferred Shares in issue, the number of Director to be appointed by Morningside shall not fall below one (1), and Morningside shall have the exclusive right to remove and replace any Series A-1 Director by notice in writing to the Company. For as long as Morningside continues to hold twelve percent (12%) or more of the Shares in issue, Morningside shall have the right to appoint and remove one (1) observer of the Board, who may participate in discussions of matters brought before the Board, but shall in all other respects be a nonvoting observer.

(5)                                 For so long as the Founders (and their respective Associates) together continue to directly or indirectly hold five (5) percent or more of the Shares in issue, Mr. Zou Shenglong has the right by notice in writing to the Company to appoint a maximum of two (2) Founder Directors to the Board and Mr. Cheng Hao has the right by notice in writing to the Company to appoint one (1) Founder Director to the Board, and each of Messrs. Zou Shenglong and Cheng Hao shall have the exclusive right to remove and replace any Founder Directors they appointed by notice in writing to the Company.

(6)                                 For so long as they (and together with their Associates) continue to hold ten (10) percent or more of the Shares in issue, a majority of the holders of Series A Preferred Shares shall have the right by notice in writing to the Company to appoint one (1) Series A Director, and the holders of Series A Preferred Shares shall have the exclusive right to remove and replace any Series A Director by notice in writing to the Company.

(7)                                 Provided that, if any Director (“Defaulting Director”) appointed pursuant to Article 16 (3), Article 16(4) or Article 16(6) carries on, engages in or is concerned or interested, directly or indirectly howsoever, either as principal or agent or as a shareholder, partner, consultant, advisor, director, officer or employee or in any other capacity, any activities of any Competitors (as defined in the Shareholders Agreement), or seeks, attempts or threatens to do any of the foregoing, a majority of the holders of Preferred Shares other than the holders appointing the Defaulting Director shall be entitled to request in writing the Board to, and upon receipt of such request, the Board shall, remove such Defaulting Director by a majority of the rest of the Directors appointed pursuant to the provisions of this Article 16. The holders of Preferred Shares appointing the Defaulting Director and the Defaulting Director shall abstain from voting on any proposal to remove the Defaulting Director pursuant to the foregoing provision.

provided further that, if any Series E Director appointed pursuant to Article 16 (2) carries on, engages in or is concerned or interested in, directly or indirectly, either as principal or agent or as a shareholder, partner, consultant, advisor, director, officer or employee, or in any other capacity, any activities of any Competitors (as defined with respect to the Series E Investor in the Shareholders Agreement), or seeks, attempts or threatens to do any of the foregoing, such Series E Director may be excluded from, shall be deemed to abstain from voting on any proposal at, any meeting of the Board for the purpose of discussing any business of any Group Company that may compete with such Competitor.

(8)                                 A holder or holders of the Equity Securities who intends to remove a Director nominated by it shall give notice in writing to the Board to remove its own Director(s) and appoint another person(s) to act in place of such Director(s). Such holder or holders shall also indemnify and hold the Company and the other holders of the Equity Securities harmless from any and all damages and expenses that may arise from such appointment, removal and/or replacement of Director(s). The appointment, removal and/or replacement of Director(s) shall become effective upon dispatch of the written notice to the registered office of the Company or in a duly convened meeting of the Board (whichever is earlier).

(9)                                 There shall be no shareholding qualification for Directors unless prescribed by Special Resolution.

(10)                          Upon the request of the holders of at least 75% of Series E Preferred Shares, each Subsidiary (as defined in the Share Purchase Agreement) shall, and the Company and the Founders shall cause each Subsidiary to, (i) have a Subsidiary Board, (ii) maintain the authorized size of each Subsidiary Board at all times same as the authorized size of the Board, and (iii) ensure each Subsidiary Board at all times is composed of the same persons as directors as those then on the Board.

17.                               Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

18.                               Alternate Directors and Proxies

(1)                                 A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

(2)                                 The appointment of an Alternate Director shall terminate on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointer ceases for any reason to be a Director.

(3)                                 An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointer is not personally present and generally at such meeting to perform all the functions of his appointer as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointer) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

(4)                                 If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

(5)                                 Unless the Directors determine otherwise, an Alternate Director may also represent his appointer at meetings of any committee of the Directors on which his appointer serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

(6)                                 Save as provided in these Articles, an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointer and shall not be deemed to be a Director for the purposes of these Articles.

(7)                                 A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by members shall apply equally to the appointment of proxies by Directors.

19.          Vacancies on the Board

(1)                                 The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Articles as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act solely for the purpose of (i) increasing the number of Directors to the requisite number (ii) summoning a general meeting of the Company or (iii) preserving the assets of the Company.

(2)                                 The office of Director shall be vacated if the Director:

(a)                                 is removed from office pursuant to these Articles or is prohibited from being a Director by law;

(b)                                 is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes of unsound mind, or an order for his detention is made under the Mental Health Law or any analogous law of a jurisdiction outside the Cayman Islands or dies; or

(d)                                 resigns his or her office by notice in writing to the Company.

20.                               Notice of meetings of the Board

(1)                                 The CEO or any three (3) Directors may summon a meeting of the Board.

(2)                                 In relation to meetings of the Board and a Subsidiary Board, a director shall be given not less than ten (10) Business Days’ written notice of meetings, but any meeting held without ten (10) Business Days’ written notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting in writing; and for this purpose, the presence of a director at a meeting shall be deemed to constitute a waiver on his part in respect of such meeting.

(3)                                 Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

21.                               Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be five (5) Directors which shall include at least one (1) Series E Director, the Series D Director and at least one (1) Founder Director, provided that if a meeting of the Board is adjourned for lack of a quorum solely as a result of all Series E Directors or the Series D Director failing to attend, upon next reconvening such meeting, the attendance of any five (5) Directors shall be sufficient to constitute a quorum and the Board, subject to these

Articles including without limitation Article 51, can make decisions without approval from any Series E Director or the Series D Director.

22.                               Meetings of the Board

(1)                                 The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit provided that at least one meeting of the Directors shall be held every six (6) months, unless otherwise agreed by a vote of a majority of the Board, including the vote of one (1) Series E Director, the Series D Director, and one (1) Series A-1 Director.

(2)                                 Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3)                                 Subject to the provisions of these Articles, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the Chairman, for as long as he is appointed by the Founders, shall have a second or cast vote.

23.                               Unanimous written resolutions

A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Article 23, “Director” shall not include an alternate director.

24.                               Contracts and disclosure of Directors’ interests

(1)                                 Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company, and such Director or such Director’s firm, partner or such company, shall be entitled to remuneration for professional services as if such Director were not a Director, provided that (i) nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company, and (ii) all transactions between the Company and such Director or such Director’s firm, partner or such company must be previously approved and authorized pursuant to the Shareholders Agreement, be at arm’s length and occur in the ordinary business of the Company.

(2)                                 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Law.

(3)                                 Following a declaration being made pursuant to this Article 24, and unless disqualified by the chairman of the relevant Board meeting or restricted by the

Shareholders’ Agreement, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

25.                               Remuneration of Directors

The remuneration, (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all reasonable travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

OFFICERS

26.                               Officers of the Company

Subject to these Articles and any contractual obligations to which the Company is subject, the Officers of the Company shall consist of a Chairman, a Secretary, and such additional Officers as may be appointed pursuant to Article 7 and Article 8 or as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Articles.

27.                               Appointment of Officers

Subject to the provisions of these Articles,

(1)                                 the Board shall appoint a Chairman who shall be a Founder Director and shall chair all the meetings of the Board;

(2)                                 a company Secretary shall be appointed by the Board from time to time to perform such role and functions as provided by the Statute; and

(3)                                 additional Officers, if any, shall be appointed in accordance with the provisions of these Articles from time to time.

28.                               Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

29.                               Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

30.                               Chairman of meetings

(1)                                 Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

(2)                                 The Chairman, for so long as he is appointed by the Founders, shall have a second or cast vote.

31.                               Register of Directors and Officers

(1)                                 The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers in accordance with the Companies Law and shall enter therein the following particulars with respect to each Director and Officer:

(a)                                 first name and surname; and

(b)                                 address.

(2)                                 The Board shall, within the period of thirty (30) days from the occurrence of:

(a)                                 any change among its Directors and Officers; or

(b)                                 any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers of the Company the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies in the Cayman Islands of any such change that takes place.

32.                               Register of mortgages and charges

(1)                                 The Directors shall cause to be kept the register of mortgages and charges required by the Companies Law.

(2)                                 The Register of Mortgages and Charges shall be open to inspection at the Registered Office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

MINUTES

33.                               Obligations of Board to keep minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                  of all elections and appointments of Officers;

(b)                                 of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

INDEMNITY

34.                               Indemnification of Directors and Officers of the Company

The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company, and every former director, officer, auditor or trustee and their respective heirs, executors, administrators and personal representatives (each of such persons being referred to in this Article as an “indemnified party”), shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duties in their respective offices or trusts, except any which an indemnified party shall incur or sustain by or through his own wilful neglect or default; no indemnified party shall be answerable for the acts, omissions, neglects or defaults of any other Director, Officer, Auditor or trustee, or for joining in any receipt for the sake of conformity, or for the solvency or honesty of any banker or other persons with whom any moneys or effects belonging to the Company may be lodged or deposited for safe custody, or for any insufficiency of any security upon which any monies of the Company may be invested, or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the fraud, gross negligence or wilful default or misconduct of such indemnified party.

35.                               Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud, dishonesty, wilful misconduct, gross negligence, or violation of applicable laws which may attach to such Director or Officer.

GENERAL MEETINGS OF THE COMPANY

36.                               Notice of annual general meeting

(1)                                 The Company shall in each year hold a general meeting as its annual general meeting, provided that, if the Company is an exempted company, it may by

Ordinary Resolution determine that no annual general meeting need be held in a particular year or years or indefinitely.

(2)                                 Subject to paragraph (1), the annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman, or any two Directors, or any Director and the Secretary, or the Board shall appoint.

(3)                                 The Board shall give not less than seven (7) Business Days’ notice of annual general meeting of the Company to (i) those persons whose names on the date the notice is given appear as Members in the Register of Members of the Company and are entitled to vote at the meeting. Such notice shall state the date, place and time at which the meeting is to be held and, if different, the record date for determining members entitled to attend and vote at the general meeting, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

37.                               Notice of extraordinary general meeting

(1)                                 General meetings other than annual general meetings shall be called extraordinary general meetings.

(2)                                 The CEO or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary, provided that the Board shall give not less than seven (7) Business Days’ notice of extraordinary general meeting of the Company to those persons whose names on the date the notice is given appear as Members in the Register of Members of the Company and are entitled to vote at the meeting. Such notice shall state the date, place and time at which the meeting is to be held and, if different, the record date for determining members entitled to attend and vote at the general meeting, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

38.                               Accidental omission of Notice of general meeting

The omission (whether accidental or otherwise) to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall invalidate the proceedings at that meeting.

39.                               Meeting called on requisition of Members

(1)                                 Notwithstanding anything to the contrary herein, the Board shall, on the requisition of Members, at the date of the deposit of the requisition of paid-up share capital of the Company representing, as at the date of the deposit, not less than one-tenth of votes that would be entitled to be cast at a general meeting of the Company, forthwith proceed to convene a extraordinary general meeting of the Company. To be effective, the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the

Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

(2)                                 If the Directors do not, within twenty-one (21) days from the date of the requisition, duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety (90) days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner as that in which general meetings are to be called by the Directors.

40.                               Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat in the case of an annual general meeting, or in the case of an extraordinary general meeting, by the holders of at least seventy-five percent (75%) of the voting power owned by the Members entitled to attend and vote thereat.

41.                               Postponement of meetings

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

42.                               Quorum for general meeting

(1)                                 No general meeting of the Company shall be quorate unless there are present, in person or by proxy, at a general meeting:

(i)                                     holders of Shares representing not less than fifty (50) per cent of the voting rights at such meeting;

(ii)                                  representatives of not less than five (5) Members;

(iii)                               a representative of the holders of a majority of the Series B Preferred Shares;

(iv)                              a representative of the holders of a majority of the Series A-1 Shares;

(v)                                 a representative of the holders of a majority of the Common Shares held by the Founders;

(vi)                              a representative of the holders of a majority of the Series D Preferred Shares; and

(vii)                           representative(s) of the holders of at least 75% of the Series E Preferred Shares.

(2)                                 If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine. In the event that a general meeting of the Company is adjourned solely as a result of any person(s) required in Article 42(1)(ii), (iii), (iv), (v), (vi) or (vii) above failing to attend, upon next reconvening such meeting, the presence, in person or by proxy, of Members representing in excess of 50% of the total issued voting shares in the Company shall be sufficient to constitute a quorum, subject always to Article 51.

43.                               Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned for lack of a quorum, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Articles.

44.                               Attendance at meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

45.                               Written resolutions

(1)                                 Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and subject to previous notice being given in accordance with paragraph (3) of Article 36 and paragraph (2) of Article 37, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Companies Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2)                                 A resolution in writing may be signed by, or in the case of a Member that is a corporation, whether or not a company within the meaning of the Companies Law, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3)                                 For the purposes of this Article 45, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation, whether or not a company within the meaning of the Companies Law, on behalf of, the last Member to sign, and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article 45, a reference to such date.

(4)                                 A resolution in writing made in accordance with this Article 45 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5)                                 To the extent permitted by applicable law, a resolution in writing made in accordance with this Article 45 shall constitute minutes for the purposes of the Companies Law.

46.                               Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting of the Company.

47.                               Voting at meetings

(1)                                 Subject to the provisions of the Companies Law, these Articles and any contractual obligations to which the Company is subject, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles.

(2)                                 No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all Shares held by such Member.

(3)                                 All voting of Members in respect of any matter or matters shall be by poll and each Common Share shall carry one vote. Each Preferred Share shall carry such number of votes as equal to the number of Common Shares then issuable upon its conversion into Common Shares at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited.  The Preferred Shares shall generally vote together with the Common Shares on an as-converted basis and not as a separate class, except as provided in Article 51 below or as expressly provided in these Articles.

(4)                                 Each person present and entitled to vote shall be furnished with a ballot paper, on which such person shall record his or her vote in such manner as shall be determined at the meeting, having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered Member in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two (2) Members or proxy Members appointed by the chairman for the purpose, and the result of the poll shall be declared by the chairman.

48.                               Seniority of joint holders voting

In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

49.                               Instrument of proxy

The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto, under the hand of the appointer or of the appointer’s attorney duly authorised in writing, or if the appointer is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

50.                               Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any general meeting of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks reasonably fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

51.                               Approval Rights

(A)                               Series E Preferred Shares.  In addition to such other limitations as may be provided under applicable laws and in these Articles, for so long as the Series E Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an As Converted Basis, none of the following actions shall be carried out by the Company or any Group Company, except with the prior written consent of the holders of at least 75% of the then outstanding Series E Preferred Shares, voting together as a single class, whether by amendment, merger, amalgamation, consolidation, scheme of arrangement or otherwise (for the purposes of this Article 51, the term “Company” means, unless where wholly inapplicable, the Company and the Subsidiaries):

(a)                                any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series E Preferred Shares;

(b)                                any action that authorizes, creates or issues any class of the Company securities including without limitation those having rights, preferences or privileges superior to or on a parity with any Series E Preferred Shares;

(c)                                 any action that increases or decreases the authorized number of the Series E Preferred Shares or any increase or decrease in the authorized share capital of the Series E Preferred Shares;

(d)                                any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series E Preferred Shares;

(e)                                 any increase, decrease or change of the share capital of the Company, except for purpose of the implementation of the ESOP;

(f)                                  cease to conduct or carry on the principal business of any Group Company substantially as currently conducted;

(g)                                 sell, lease or dispose of all or a substantial part of the undertaking, goodwill or assets of any Group Company;

(h)                                increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of any holder of Series E Preferred Shares in the Company, except for purpose of the implementation of the ESOP;

(i)                                    settle, adopt or alter the terms of any profit sharing scheme or any employee share option or share participation schemes (including the ESOP);

(j)                                   amend the accounting policies currently adopted by the Company or change the fiscal year of the Company;

(k)                                appoint or change the auditors of any Group Company;

(l)                                    borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(m)                            create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company and/or any Subsidiary except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding RMB500,000 (or its equivalent in other currency or currencies) in a single transaction or not exceeding RMB2,000,000 in the aggregate in any financial year;

(n)                                sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company that are material or critical to the business of the Group Companies;

(o)                                pass any resolution for the winding up of any Group Company or undertake any merger, reconstruction or liquidation exercise concerning any Group Company except for those that are solely in connection with restructuring for tax purposes which would not have adverse impact on the condition of the Group Companies (business, financial or otherwise) and the benefits and interests of any holder of the Series E Preferred Shares;

(p)                                approve or make adjustments or modifications to terms of any transaction or series of transactions between any Group Company on one hand and any of its shareholder, director, senior manager at the VP (or the higher) level or any of their affiliates or any shareholder, director, senior manager at the VP (or the higher) level of such affiliates on the other hand, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of the Company/and/or its subsidiaries;

(q)                                dispose of or dilute the Company’s equity interests, directly or indirectly, in any other Group Company;

(r)                                   any material change to the five-year business plan and forecast of the Company provided to any holder of the Series E Preferred Shares prior to the date hereof as attached to the Shareholders Agreement as Exhibit K thereto, and any material change to any budget of the Company provided to the Series E Holders pursuant to the Shareholders Agreement; and any transaction outside or in divergence of such business plan, forecast or budget;

(s)                                  initiate or settle any material suit, arbitration or similar proceeding in relation to any Group Company;

(t)                                   any increase of compensation by more than 20% for any of the five most-highly paid employees of the Company; or

(u)                                any activity out of the ordinary course of business of any Group Company.

(B)                               Series D Preferred Shares.  In addition to such other limitations as may be provided under applicable laws and in these Articles, for as long as the Series D Threshold is met, notwithstanding any provision to the contrary in these Articles, none of the following actions shall be carried out by the Company or any Group Company, except with the prior consent of the holders of at least a majority (51%) of the outstanding Series D Preferred Shares, voting together as a single class:

(a)                            any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series D Preferred Shares;

(b)                                any action that authorizes, creates or issues any class of the Company securities having rights, preferences or privileges superior to or on a parity with any Series D Preferred Shares or any other securities of the Company;

(c)                                 any action that increases or decreases the authorized number of the Series D Preferred Shares or any increase or decrease in the authorized share capital of the Series D Preferred Shares;

(d)                                any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any of the Series D Preferred Shares; and

(e)                                 the appointment of an accounting firm not one of the “Big 4” accounting firms to be the auditor of any Group Company;

provided that none of the Company or any Group Company shall carry out any of the following without the prior consent of the holders of at least a majority (51%) of the outstanding Series D Preferred Shares, voting together as a single class:

(i)                                    an initial public offering of any Group Company; unless the offering is a Qualified IPO; and

(ii)                                 any (w) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company; (x) transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company; (y) sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (z) merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, in each case, with a total consideration value (“Trade Sale Consideration Value”) of less than US$1,300,000,000, provided that if the counterparty in any transaction under (i) or (ii) above has assumed less than all of the liabilities of the Company, then the value of the remaining liabilities of the Company shall be subtracted from the total consideration value of such transaction for purposes of determining whether the Trade Sale Consideration Value of such transaction is less than US$1,300,000,000 pursuant to this Article 51(B).

(C)                               Series C Preferred Shares.  In addition to such other limitations as may be provided under applicable laws and in these Articles, for so long as the Series C Holders continue to hold at least ten percent (10%) of the Company’s total Shares, notwithstanding any provision to the contrary in these Articles, none of the following actions shall be carried out by the Company or any Group Company, except with the prior consent of the holders of at least a majority (51%) of the outstanding Series C Preferred Shares, voting together as a single class:

(a)                                any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Shares;

(b)                                any action that authorizes, creates or issues any class of the Company securities having rights, preferences or privileges superior to or on a parity with any Series

C Preferred Shares or any other securities of the Company;

(c)                                 any action that increases or decreases the authorized number of the Series C Preferred Shares or any increase or decrease in the authorized share capital of the Series C Preferred Shares; and

(d)                                any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any of the Series C Preferred Shares.

(D)                               Series B Preferred Shares. In addition to such other limitations as may be provided under applicable laws and in these Articles, for so long as the Series B Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an As Converted Basis, notwithstanding any provision to the contrary in these Articles, none of the following actions shall be carried out by the Company or any Group Company, except with the prior consent of: the holders of at least a majority (51%) of the outstanding Series B Preferred Shares, voting together as a single class:

(a)                                any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Shares;

(b)                                any action that authorizes, creates or issues any class of the Company securities having rights, preferences or privileges superior to or on a parity with any class of Series B Preferred Shares or any other securities of the Company;

(c)                                 any action that increases the authorized number of the Series B Preferred Shares, or any increase or decrease in the authorized share capital of the Company;

(d)                                any consolidation or merger with or into any other business entity or the sale, lease, transfer or other disposition of all or substantially all the assets of the Company or the license out of all or substantially all of the Company’s intellectual property rights, in each case in transactions with a total consideration value less than US$100,000,000; and

(e)                                 any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any of the Series B Preferred Shares.

(E)                                Series A-1 Preferred Shares Consent Rights. In addition to such other limitations as may be provided under applicable laws and in these Articles, for as long as the Morningside continues to hold at least ten percent (10%) of the Company’s total Shares on an As Converted Basis, notwithstanding any provision to the contrary in these Articles, none of the following actions shall be carried out by the Company or any Group Company, except with the prior consent of the holders of at least a majority (51%) of the outstanding Series A-1 Preferred Shares, voting together as a single class:

(a)                                any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A-1 Preferred Shares;

(b)                                any action that authorizes, creates or issues any class of the Company securities having rights, preferences or privileges superior to or on a parity with any class of Series A-1 Preferred Shares or any other securities of the Company;

(c)                                 any action that increases the authorized number of the Series A-1 Preferred Shares, or any increase or decrease in the authorized share capital of the Company;

(d)                                any consolidation or merger with or into any other business entity or the sale, lease, transfer or other disposition of all or substantially all the assets of the Company or the license out of all or substantially all of the Company’s intellectual property rights, in each case in transactions with a total consideration value less than US$100,000,000; and

(e)                                 any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any of the Series A-1 Preferred Shares.

(F)                                 Joint Series E, Series D, Series B and Series A-1 Preferred Shares Consent Rights. In addition to such other limitations as may be provided under applicable laws and in these Articles, for as long as each of the Series B Holders and the Morningside continues to hold at least ten percent (10%) of the Company’s total Shares on an As Converted Basis, the following acts of the Company shall require the prior written approval of both at least a majority (51%) of the outstanding Series B Preferred Shares, and of the holder(s) of at least a majority (51%) of the outstanding Series A-1 Preferred Shares, each voting separately as a single class. (If either the Series B Holders or the Morningside does not hold at least ten percent (10%) of the Company’s total Shares on an As Converted Basis, such acts will only require the requisite consent of the class of Series B or Morningside, as the case may be, which continue to hold such 10% of the total Shares on an As Converted Basis.) In addition, for as long as the Series D Holders continue to meet the Series D Threshold, the following acts of the Company shall require the prior written approval of the holder(s) of at least a majority (51%) of the outstanding Series D Preferred Shares. In addition, for as long as the Series E Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an As Converted Basis, the following acts of the Company shall require the prior written approval of the holder(s) of at least 75% of the outstanding Series E Preferred Shares.

(a)                                any action that repurchases, redeems or retires any of the Company’s voting securities other than pursuant to any redemption rights provided in the Restated Articles, or contractual rights to repurchase Common Shares from employees, directors or consultants of the Company or its subsidiaries at the lower of (i) the original purchase price paid by such employees, directors or consultants for such Common Shares or (ii) the fair market value of such Common Shares, which shall be a price set by the Board upon termination of their employment or services or pursuant to the terms of its Employee Share Option plans or pursuant to the exercise of a contractual right of first refusal held by the Company, or the Company’s transfer, repurchase and cancellation of up to 56,067,952 Common

Shares (adjusted for any share dividends, sub-division, consolidation, recapitalization and the like) that the Company held as of March 1, 2011;

(b)                                any amendment of the Articles or other constitutional documents;

(c)                                 the dissolution, liquidation or winding up, the initiation of bankruptcy proceedings, or application for appointment of a receiver, judicial manager or the like;

(d)                                the declaration or payment of any dividend on any Shares of any Group Company or the decision not to declare the distributable profits of any Group Company as dividends;

(e)                                 any change in the number of directors of the Company; and

(f)                                  any initial public offering or public offering of any debt or equity securities of any Group Company, unless the offering is a Qualified IPO or is otherwise approved by at least five (5) members of the Board, including one (1) Series E Director and the Series D Director.

(G)                              Such Preferred Share Holders’ approval rights under this Article 51 shall terminate immediately upon the completion of an initial public offering.

Where any Ordinary Resolution or Special Resolution of the Company in a general meeting is required to approve any of the reserved matters set out in this Article 51 and such matter has not received the approval of the relevant Shareholder(s) as required by this Article 51 (the “Relevant Shareholders”), the Relevant Shareholders shall have, in such shareholders’ vote, the voting rights equal to the aggregate voting power of all the Shareholders of the Company who voted in favor of the resolution plus one, to the intent and effect that such resolution shall not be passed.

SHARE CAPITAL AND SHARES

52.                               Rights of shares

The share capital of the Company shall be divided into shares, the holders of which shall, subject to the provisions of these Articles and any contractual obligations to which the Company is subject:

(a)                                with respect to a holder of Common Shares, be entitled to one (1) vote per Common Share held by such holder;

(b)                                with respect to a Preferred Share Holder, be entitled to such number of votes as equal to that number of Common Shares into which the Preferred Shares held by such holder could be converted at the applicable Conversion Price then in effect;

(c)                                 be entitled to such dividends as the Board may from time to time declare and such dividends shall be paid with respect to the Common Shares and Preferred Shares in accordance with these Articles;

(d)                                in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary, or for the purpose of a reorganisation or otherwise, or upon any distribution of capital, be entitled to the surplus assets of the Company in accordance with these Articles; and

(e)                                 generally be entitled to enjoy all of the rights attaching to Shares.

53.                               Power to issue shares

(1)                                 Subject to the Memorandum, these Articles and any contractual obligations to which the Company is subject, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares), provided that no share shall be issued at a discount except in accordance with the Companies Law.

(2)                                 The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by Companies Law.

(3)                                 The Company may from time to time do any one or more of the following things:

(a)                                 make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b)                                 accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c)                                  pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)                                 issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

54.                               Alteration of Capital

(1)                                 Subject to the Companies Law, these Articles and any contractual obligations to which the Company is subject, the Company may from time to time, by Ordinary Resolution, alter the conditions of its Memorandum to increase its share capital by new shares of such amount as it thinks expedient or, if the Company is exempted and has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

(2)                                 Subject to the Companies Law, these Articles and any contractual obligations to which the Company is subject, the Company may from time to time, by Ordinary Resolution, alter the conditions of its Memorandum to:

(a)                                 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)                                 subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum; or

(c)                                  cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

(3)                                 Subject to the Companies Law, these Articles and any contractual obligations to which the Company is subject, the Company may from time to time by Special Resolution, reduce its share capital in any way or alter any conditions of its Memorandum relating to share capital.

55.                               Alteration of registered office, name and objects

(1)                                 Subject to the Companies Law, the Company may by resolution of its Directors change the location of its Registered Office.

(2)                                 Subject to the Companies Law, these Articles and any contractual obligations to which the Company is subject, the Company may from time to time, by Special Resolution change its name or alter its objects or make any other alteration to its Memorandum for which provision has not been made elsewhere in these Articles.

56.                               Variation of rights, alteration of share capital and purchase of shares of the Company

If at any time the share capital is divided into different series or classes of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the issued shares of that class or series (provided that such majority shall mean at least 75% with respect to voting or consent within Series E Preferred Shares) or with the sanction of a resolution passed by three fourths of the votes cast at a separate general meeting of the holders of the shares of the class, provided that no such consent or resolution shall be required if the variation leads to the rights attached to such class or series being more favourable than the rights conferred on such class or series prior to such variation. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

57.                               Registered holder of shares

(1)                                 The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2)                                 No person shall be entitled to recognition by the Company as holding any share upon any trust, and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)                                 such notice shall be deemed to be solely for the holder’s convenience;

(b)                                 the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)                                  the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)                                 the holder, shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

(3)                                 Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

58.                               Death of a joint holder

Where two or more persons are registered as joint holders of a share, or shares then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares, and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

59.                               Share certificates

(1)                                 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2)                                 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3)                                 If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

(4)                                 Share certificates may not be issued in bearer form.

(5)                                 The certificates evidencing the Equity Securities of the Company shall bear, in addition to any other legend required under the applicable laws, the following legends: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED MARCH 5, 2014 BY AND AMONG THE COMPANY, ITS SUBSIDIARIES AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL

THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH SHAREHOLDERS AGREEMENT.”

60.                               Calls on shares

(1)                                 The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call, at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2)                                 The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

61.                               Forfeiture of shares

(1)                                 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any Share allotted to or held by such Member, the Board may, at any time thereafter, during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto.

(2)                                 If the requirements of such notice are not complied with, any such share may, at any time thereafter before the payment of such call and the interest due in respect thereof, be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3)                                 A Member whose share or shares have been forfeited as aforesaid shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

(4)                                 Notwithstanding the provisions of this Article and the preceding Article, the Shares of any Member in respect of which the par value is not fully paid may be forfeited by resolution of the Board without any further action required by the Board, provided that such Member consents in writing to the forfeiture.

(5)                                 A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

62.                               Right of First Offer

The Company shall offer its shareholders certain rights of first offer to purchase and subscribe for amounts of Shares or securities of the Company which the Company proposes to issue as set forth in and subject to the terms and conditions of the Shareholders Agreement.

RIGHTS ATTACHING TO PREFERRED SHARES

63.                               Dividend Rights

Holders of the Preferred Shares shall be entitled to participate in any dividend or distribution which the Company may determine to distribute from time to time, pari passu with such holders and the holders of the Common Shares ratably on an As Converted Basis, with conversion being deemed to have occurred (regardless of whether such holder actually converted or not) immediately prior to the record date for such distribution.  Such dividends or distributions shall be payable when, as and if declared by the Board and shall not be cumulative; provided however that, prior to the initial public offering of any equity securities of the Company, the Company shall not declare or distribute any dividends or distributions unless and until (i) the accumulative profits of the Company in a given year have exceeded the total amount of all the capital contribution (including share premium) made by the shareholders of the Company, and (ii) the holders of not less than seventy-five percent (75%) of the outstanding Shares of the Company (voted on an as-converted basis) have approved such declaration or distribution.

64.                               Voting Rights

Each holder of Preferred Shares shall be entitled on a poll to such number of votes as equals the number of Common Shares into which such holder’s Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with these Articles. Except as otherwise provided herein or as required by the Companies Law, the holders of Preferred Shares shall vote together with the holders of Common Shares, and not as separate classes or series, on all matters upon which holders of Common Shares have the right to vote.

65.                               Liquidation Rights

(1)                                 Liquidation Preferences

(A)                               Upon any liquidation, dissolution, or winding up of the Company (each such case, a “Liquidation Event”), whether voluntary or involuntary, and provided that the funds and assets of the Company legally available for distribution to Members as a result of such Liquidation Event are not more than US$250 million (except that such proviso shall not apply to distribution to the Series E Holders under this Article 65), the holders of Preferred Shares and Common Shares shall, subject to the Companies Law and these Articles, be entitled to receive amounts according to the following provisions:

(a)                                 Before any distribution or payment shall be made to the Series B Holders, the Series C Holders, the Series D Holders and the holders of any Junior Securities, an amount shall be paid to the Series E Holders with respect to each Series E Preferred Share held by the Series E Holder equal to 100% of the applicable Original Issue Price (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like) of such Series E Preferred Share, together with a sum equal to the declared but unpaid dividends on the Series E Preferred Shares (the “Series E Preference Amount”). If, upon any Liquidation Event, the assets of the Company legally available for distribution shall be insufficient to make payment in full of the Series E Preference Amount, then such assets shall be distributed among the holders of Series E Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(b)                                 Upon the completion of the distribution or payment required by the preceding paragraph (a) and before any distribution or payment shall be made to the Series B Holders, the Series C Holders and the holders of any Junior Securities (for the purpose of this Article 65, such holders do not include any Series D Holder who also holds any Series B Preferred Shares, Series C Preferred Shares or any Junior Securities), an amount shall be paid with respect to each Share held by the Series D Holders (the “Primavera Shares”) equal to the applicable Original Issue Price (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like) together with a sum equal to the declared but unpaid dividends on the Shares (the “Primavera Preference Amount”).

(c)                                  Upon the completion of the distribution or payment required by the preceding paragraphs (a) and (b) and before any distribution or payment shall be made to the holders of any Junior Securities, an amount shall be paid, on a pari passu basis, with respect to each Series B Preferred Share (excluding the Primavera Shares in this series) and each Series C Preferred Share equal to their respective applicable Original Issue Prices (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like) together with a sum equal to the declared but unpaid dividends on the Series B Preferred Shares (excluding the Primavera Shares in this series) and the Series C Preferred Shares (the “Series B Preference Amount,” and the “Series C Preference Amount”).  If, upon any Liquidation Event, the assets of the Company legally available for distribution after the full distribution of the Series D Preference Amount and Series E Preference Amount pursuant to paragraphs (a)

and (b) above shall be insufficient to make payment in full of the Series B Preference Amount and the Series C Preference Amount, then such assets shall be distributed among the holders of Series B Preferred Shares (excluding the Primavera Shares in this series) and the holders of Series C Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon on an As Converted Basis.

(d)                                 Upon the completion of the full distribution and payment required by the preceding paragraphs (a), (b) and (c) and before any distribution or payment shall be made to the holders of Series A Preferred Shares (excluding the Primavera Shares in this series), an amount shall be paid with respect to each Series A-1 Preferred Share (excluding the Primavera Shares in this series) equal to its Original Issue Price (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like) together with a sum equal to the declared but unpaid dividends on the Series A-1 Preferred Shares (excluding the Primavera Shares in this series) (the “Series A-1 Preference Amount”).  If the remaining assets of the Company legally available for distribution after the full distribution of the Series B Preference Amount, the Series C Preference Amount, the Series D Preference Amount, and Series E Preference Amount, pursuant to paragraphs (a), (b) and (c) above shall be insufficient to make payment in full of the Series A-1 Preference Amount, then such assets shall be distributed among the holders of Series A-1 Preferred Shares (excluding the Primavera Shares in this series) ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(e)                                  Upon the completion of the full distribution and payment required by the preceding paragraphs (a), (b), (c) and (d) and before any distribution or payment shall be made to the holders of Common Shares, an amount shall be paid with respect to each Series A Preferred Share (excluding the Primavera Shares in this series) equal to its Original Issue Price (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like) together with a sum equal to the declared but unpaid dividends on the Series A Preferred Shares (excluding the Primavera Shares in this series) (the “Series A Preference Amount” and collectively with the Series D Preference Amount, Series C Preference Amount, Series B Preference Amount and Series A-1 Preference Amount, the “Preference Amount”).  If the remaining assets of the Company legally available therefor after the full distribution of the Series E Preference Amount, Series D Preference Amount, Series C Preference Amount, Series B Preference Amount and Series A-1 Preference Amount pursuant to paragraphs (a), (b), (c) and (d) above shall be insufficient to make payment in full of the Series A

Preference Amount, then such assets shall be distributed among the holders of Series A Preferred Shares (excluding the Primavera Shares in this series) ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(f)                                   In the circumstance where the assets of the Company legally available for distribution to Members as a result of the Liquidation Event are more than US$185 million, upon the completion of the full distribution and payment of the Preference Amount pursuant to paragraphs (a), (b), (c), (d) and (e) above, an amount shall be paid with respect to each Common Share (excluding the Primavera Shares in this series) then outstanding equal to its Original Issue Price (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like) together with a sum equal to the declared but unpaid dividends on the Common Shares (the “Common Share Liquidation Amount”).  If, where Common Share Liquidation Amount is payable as aforesaid, the remaining funds and assets of the Company legally available after the full distribution and payment of the Preference Amount pursuant to paragraphs (a), (b), (c), (d) and (e) shall be insufficient to make payment in full of the Common Share Liquidation Amount, then such assets shall be distributed among the holders of Common Shares (excluding the Primavera Shares in this series) then outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.  For the avoidance of doubt, no Common Share Liquidation Amount shall be paid in the event that the assets of the Company legally available for distribution to Members as a result of the Liquidation Event are less than US$185 million.

(g)                                  The remaining balance of the assets of the Company legally available after the full distribution and payment of the Preference Amount and, if any, Common Share Liquidation Amount pursuant to paragraphs (a) through (f) above shall be distributed among all holders of Shares ratably on an As Converted Basis.

(B)                               If the funds and assets of the Company legally available for distribution to Members as a result of a Liquidation Event, whether voluntary or involuntary, are more than US$250 million, each of the holders of Preferred Shares shall, subject to the Companies Law and these Articles, be entitled to receive amounts calculated pursuant to Article 65(1)(A) if such Article had been applicable.

(2)                                 Liquidation on Sale or Merger

(a)                                 Subject to the other restrictions set forth in these Articles, unless otherwise agreed in writing by the holders of at least two-thirds (2/3) of the then outstanding Preferred Shares, voting together as a single class on an As Converted Basis, the following events (the “Deemed Liquidation Events”) shall also be treated as Liquidation Events under this Article 65:

(i)                                    any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, after which the holders of the voting Shares of the Company immediately prior to such consolidation, merger or reorganization, own or control less than a majority of the outstanding voting shares of the surviving company or other entity on account of shares held by them prior to such transaction;

(ii)                                 a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company or any other Group Company; or

(iii)                              a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company.

(b)                                 Upon occurrence of any Deemed Liquidation Event (which does not constitute a Qualified Trade Sale) as set out in Article 65(2)(a), the proceeds derived from, or the entire assets of the Company legally available for distribution immediately following, such Deemed Liquidation Event shall be paid and distributed in the priority order set out in Article 65(1)(A).  If the Deemed Liquidation Event constitutes a Qualified Trade Sale, then the proceeds derived from, or the entire assets of the Company legally available for distribution immediately following, such Deemed Liquidation Event shall be paid and distributed pursuant to Article 65(1)(B).

(3)                                 No Liquidation Event or Deemed Liquidation Event shall be effected unless approved by a Special Resolution passed by a duly convened general meeting of the Company.

(4)                                 In any of the events specified in Article 65(2) above, if the consideration received by the Company or its shareholders is other than cash, its value will be deemed its fair market value as reasonably determined in good faith by the Board.

66.                               Conversion Rights

The holders of the Preferred Shares shall have the following rights with respect to the conversion of the Preferred Shares into Common Shares.

(1)                                 Optional Conversion

(a)                                 Subject to and in compliance with the provisions of this Article 66, any Preferred Share may, at the option of the holder, be converted at any time into fully-paid and nonassessable Common Shares at the quotient of the Original Issue Price (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like) for such Preferred Share divided by the applicable Conversion Price for such Preferred Share then in effect; and

(b)                                 The holder of any Preferred Shares who desires to convert such shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number and class of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Common Shares to which the holder is entitled and a check payable to the holder in the amount of any cash amount payable in lieu of fractional Common Shares otherwise issuable upon such conversion plus any declared but unpaid dividends or distribution on the converted Preferred Shares, which dividends or distribution, notwithstanding anything to the contrary contained in these Articles, shall be payable in cash or in kind (in the event of a share dividend) at such holder’s election, and the Company shall also update the register of members of the Company to reflect such conversion. Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date that the register of member is updated to reflect the purchase.

(2)                                 Automatic Conversion

(a)                                 All shares of any class or series of Preferred Shares in issue shall automatically be converted into such number of Common Shares at quotient of the Original Issue Price (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like) for such Preferred Share divided by the then effective Conversion Price applicable to such Preferred Shares upon the earlier of the following (the “Automatic Conversion Time”):

(i)                                     immediately upon the closing of an initial public offering; or

(ii)                                  upon written notice to convert given to the Company by the holders of a majority of such class or series of Preferred Shares in issue, in each case voting as a separate class on an As Converted Basis, as applicable; and

(b)                                 The Company shall give written notice to all of the holders of Preferred Shares of the Automatic Conversion Time and the place designated for surrender of the certificates representing Preferred Shares.  At the Automatic Conversion Time, all of the then outstanding Preferred Shares being converted shall be converted into Common Shares, which Common Shares shall be deemed to be outstanding of record, automatically and without any further action by the holders of such Common Shares and whether or not the certificate or certificates evidencing such converted Preferred Shares are surrendered to the Company or its transfer agent. The Company shall, as soon as practicable after the Automatic Conversion Time, issue and deliver to each applicable holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares to which such holder is entitled and a check payable to the holder in the amount of any cash amount payable in lieu of fractional Common Shares plus any declared but unpaid dividends or distribution on the converted Preferred Shares, which dividends or distribution, notwithstanding anything to the contrary in these Articles, shall be payable in cash or in kind (in the event of a share dividend) at such holder’s election, and the Company shall also update the register of members of the Company to reflect such conversion.  Such conversion shall be deemed to have been made at the Automatic Conversion Time, and the Person entitled to receive Common Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Common Shares at the Automatic Conversion Time when the register of members is updated to reflect the conversion.  If the conversion is in connection with an underwritten offering of the Company’s securities, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the Person entitled to receive the Common Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(3)                                 Conversion Mechanism

The conversion hereunder of any Preferred Share shall be effected in the following manner:

(a)                                 Unless otherwise provided below, the conversion price for Series A, Series A-1, Series B, Series C, Series D and Series E Preferred Share shall initially equal its Original Issue Price (adjusted for any share dividends, sub-division, consolidation, recapitalizations and the like).  The conversion price for Series C Preferred Shares held by King Market Investment Limited (“King Market”) shall be US$4.14 (adjusted for any share dividends, sub-division, consolidation and recapitalization).  The conversion price for the Series C Preferred Shares held by CRP Holdings Limited (“CPR Holdings”, and such conversion price, the “CPR Conversion Price”) shall be US$3.64141727 (adjusted for any share dividends, sub-division, consolidation and recapitalization), and the conversion price for Series D Preferred Shares (the “Series D Conversion Price”) shall be US$2.86129657 (adjusted for any share dividends, sub-division, consolidation and recapitalization); PROVIDED HOWEVER, if the Subsequent Sale (as defined in the Share Purchase Agreement) fails to close, (i) the CRP Conversion Price shall be adjusted to and calculated as follows: the CRP Conversion Price shall equal to the product obtained by multiplying US$4.14 (the applicable conversion price for Series C Preferred Shares held by CPR Holdings immediately before the date hereof) by a fraction, the numerator of which shall be the number of Common Shares issued and outstanding (including Common Shares issuable upon conversion of the Preferred Shares, at the prevailing Conversion Price, however, excluding those number of Shares held by Primavera to be repurchased by the Company from Primavera pursuant to Section 10.6 of the Shareholders Agreement) immediately prior to the Closing (as defined in the Share Purchase Agreement), plus the number of Shares that US$200 million would purchase at US$4.14 (the applicable conversion price for Series C Preferred Shares held by CPR Holdings immediately before the date hereof), and the denominator of which shall be the number of Common Shares issued and outstanding (including Common Shares issuable upon conversion of the Preferred Shares, at the prevailing Conversion Price, however, excluding those number of Shares held by Primavera to be repurchased by the Company from Primavera pursuant to Section 10.6 of the Shareholders Agreement) immediately prior to such Closing plus the number of Series E Preferred Shares actually issued by the Company under the Share Purchase Agreement (excluding those number of Series E Shares to be repurchased by the Company pursuant to Section 10.5 of the Shareholders Agreement, if applicable), and (ii) the Series D Conversion Price shall be adjusted and calculated as provided in Section 10.4(b)(ii) of the Shareholders Agreement.  For the purpose of these Articles, the conversion prices for Series A, Series A-1, Series B, Series C, Series D and Series E Preferred Shares shall each be referred to as a “Conversion Price”).  Each Conversion Price and shall be adjusted from time to time as provided below:

(i)                                     Adjustment for Sub-divisions and Consolidations

If the Company shall at any time, or from time to time, effect a sub-division of the outstanding Common Shares, the prevailing Conversion Price in effect immediately prior to such sub-division shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, consolidate the outstanding Common Shares into a smaller number of shares, the prevailing Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the sub-division or combination becomes effective.

(ii)                                  Adjustment for Common Share Dividends and Distributions

If any Preferred Shares remain capable of being converted into Common Shares and there is a distribution of profits to the holders of Common Shares by way of issuing Common Shares to such holders, the number of Common Shares to be issued upon conversion of any Preferred Shares shall be appropriately increased in proportion to such increase of Common Shares in issue.

(iii)                               Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions

If at any time, or from time to time, any capital reorganisation or reclassification of the Common Shares (other than as a result of a share dividend, sub-division or consolidation otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated in Article 65(2) above) then in any such event, provision shall be made so that, upon conversion of any Preferred Shares thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein or with respect to such other securities or property, in accordance with any terms applicable thereto.

(iv)                              Sale of Shares Below the Conversion Price

If at any time, or from time to time, any Preferred Shares remain capable of being converted into Common Shares and the Company shall issue or sell Additional Common Shares (other than as a sub-division or consolidation of Common Shares provided for in paragraph (i) above, and other than as a dividend or other distribution provided for in paragraph (ii) above) or Shares of other classes (other than pursuant to the Employee Share Option) without consideration or at an issuing price (A) in the case of the Series C Preferred Shares held by King Market, less than US$2.81 per Share, and (B) in all other cases, less than the prevailing Conversion Price of Preferred Shares of a particular series, then (for the purpose of this Article 66(3)(a)(iv), Additional Common Shares include the Shares of Company to be issued in connection with any initial public offering of the Company, in which case the adjustments contemplated by this Article 66(3)(a)(iv) in respect of such Additional Common Shares shall be conducted prior to the completion of such initial public offering):

(A)           the prevailing Conversion Price for such Preferred Shares (other than Series E Preferred Shares) shall be reduced to a price determined on a weighted average basis:

(X)            if such Preferred Shares are Series D Preferred Shares, by multiplying the prevailing Conversion Price of such Preferred Shares by a fraction, the numerator of which shall be the number of all Series D Preferred Shares issued and outstanding immediately prior to such allotment plus the number of Common Shares that the aggregate consideration received by the Company for such allotment (including any consideration that will be received by the Company upon the full exercise of any options or warrants issued in such allotment) would purchase at the prevailing Conversion Price of the Series D Preferred Shares; and the denominator of which shall be the number of all Series D Preferred Shares issued and outstanding immediately prior to such allotment plus the number of Shares actually issued pursuant to such allotment (including the number of Shares issuable upon the full exercise of any options or warrants issued in such allotment) (if such allotted Shares are convertible or exchangeable into Common Shares, then the maximum number of Common Shares issuable upon conversion or exchange of such allotted Shares); and

(Y)            in all other cases, by multiplying the prevailing Conversion Price of such Preferred Shares by a fraction, the numerator of which shall be the number of Common Shares outstanding (including Common Shares issuable upon conversion of the Preferred Shares, at the prevailing Conversion Price) immediately prior to such allotment plus the number of Common Shares that the aggregate consideration received by the Company for such allotment would purchase at the prevailing Conversion Price; and the denominator of which shall be the number of Common Shares outstanding (including Common Shares issuable upon conversion of the Preferred Shares, at the prevailing Conversion Price) immediately prior to such allotment plus the number of Shares actually issued pursuant to such allotment (or if such allotted Shares are convertible or exchangeable into Common Shares, then the maximum number of Common Shares issuable upon conversion or exchange of such allotted Shares);

(B)           the prevailing Conversion Price for Series E Preferred Shares shall be reduced, concurrently with such issue, to a price equal to the price per share for such Additional Common Shares.

For the purpose of making any adjustment in the Conversion Price or number of Common Shares issuable upon conversion of any Preferred Shares, as provided above, the consideration received by the Company for the issuance of any Additional Common Shares shall be computed as follows:

(aa)       To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(bb)      To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board of Directors as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(cc)        If Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other shares or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or Common Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Common Shares or Common Share Equivalents.

(b)                                 For the purpose of making any adjustment in the Conversion Price provided in this Article 66, if at any time, or from time to time, the Company issues any Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Common Shares issuable upon the exercise, conversion or exchange of such Common Share Equivalents and to have received in consideration for each Additional Common Share deemed issued an amount equal to the Effective Conversion Price; and

(i)                                    In the event of any increase in the number of Common Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Common Share Equivalents, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Prices respectively applicable to the Preferred Shares shall be recomputed to reflect such change as if, at the time of issue for such Common Share Equivalent, such adjusted Effective Conversion Price applied;

(ii)                                  If any right to exercise, convert or exchange any Common Share Equivalents shall expire without having been fully exercised, the Conversion Prices as adjusted upon the issuance of such Common Share Equivalents shall be readjusted to the Conversion Prices which would have been in effect had such adjustment been made on the basis that (A) the only Additional Common Shares to be issued on such Common Share Equivalents were such Additional Common Shares, if any, as were actually issued or sold in the exercise, conversion or exchange of any part of such Common Share Equivalents prior to the expiration thereof and (B) such Additional Common Shares, if any, were issued or sold for (x) the consideration actually received by the Company upon such exercise, conversion or exchange, plus (y) where the Common Share Equivalents consist of options, warrants or rights to purchase Common Shares, the consideration, if any, actually received by the Company for the grant of such Common Share Equivalents, whether or not exercised, plus (z) where the Common Share Equivalents consist of shares or securities convertible or exchangeable for Common Shares, the consideration received for the issue or sale of Common Share Equivalent actually converted; and

(iii)                               For any Common Share Equivalent with respect to which a Conversion Price has been adjusted under this paragraph (d), no further adjustment of Conversion Price shall be made solely as a result of the actual issuance of Common Shares upon the exercise or conversion of such Common Share Equivalent.

(4)                                 Certificate of Adjustment

In the case of any adjustment or readjustment of the Conversion Price applying to any class of Preferred Shares, the Company, at its sole expense, shall promptly compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the relevant Conversion Price in effect after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of the holder’s Preferred Shares after such adjustment or readjustment.

(5)                                 Notice of Record Date

In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price applying to any class of Preferred Shares as set forth herein, the Company shall give notice to the holders of the Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price applying to the relevant class of Preferred Shares and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the holder’s Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(6)                                 Fractional Shares

No fractional Common Shares shall be issued upon conversion of any Preferred Share. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay to the holder of the shares to be converted cash equal to the product of such fraction multiplied by the fair market value of a Common Share (as determined by the Board of Directors in good faith) on the date of conversion.

(7)                                 Reservation of Shares Issuable Upon Conversion

The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then-outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(8)                                 Notices

Any notice required by the provisions of this Article 66 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(9)                                 Payment of Taxes

The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Preferred Shares so converted were registered.

67.                               No Reissuance of Preferred Shares

No Preferred Shares acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

68.                               Redemption

(1)                                 Except as provided for in these Articles, the Preferred Shares shall not be redeemable.

(2)                                 If a Qualified IPO has not occurred by February 28, 2017, the Series D Holders shall have the right (the “Series D Redemption Right”), at any time after February 28, 2017 but not later than February 28, 2018, to request the Company to purchase all Shares then held by the demanding Series D Holders (the “Series D Redemption”), at a per share price which shall be equal to the aggregate amount of (x) price paid per such Shares pursuant to the Series D Share Purchase Agreement (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events), plus (y) all declared but unpaid dividends and distributions on any such Shares calculated up to and including the date of redemption plus interest of eight (8) percent per annum compounded annually from the actual purchase of Shares held by the Series D Holders up to and including the date of redemption (the “Series D Redemption Price”).

(3)                                 At any time after March 1, 2018 but not later than March 1, 2019, the Series E Holders shall have the right (the “Series E Redemption Right”) to request the Company to purchase all or any portion of the Series E Preferred Shares then held by the demanding Series E Holders (the “Series E Redemption”), at a per share price which shall be equal to the aggregate amount of (x) the Original Issue Price applicable to each Series E Preferred Share (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events), plus (y) interest on the Original Issue Price applicable to each Series E Share (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events) at a rate of fifteen percent (15%) per annum, compounded annually, from the actual issuance date of such Series E Preferred Share up to and including the date of redemption, plus (z) all declared but unpaid dividends and distributions on any such Shares (the “Series E Redemption Price”; together with Series D Redemption Price, each, the “Redemption Price”).

(4)                                 Redemption Procedure.

(i)                 The Series D Holders or the Series E Holders, as applicable, shall exercise their redemption right by written demand to the Company (the “Redemption Request”) specifying (i) a redemption date no earlier than thirty (30) Business Days from the date of the Redemption Request (the “Redemption Date”), (ii) the number and class of Shares to be redeemed (the “Redemption Shares”), and (iii) the applicable Redemption Price.

(ii)               Within ten (10) days after the receipt of a Redemption Request in accordance with Article 68(4)(i), the Company shall give a redemption notice (the “Redemption Notice”) to all Series E Holders or Series D Holders (as applicable) of record as of the close of business two (2) Business Days preceding the date of the Redemption Notice.  The Redemption Notice shall specify the number of Shares to be redeemed from the requesting Series D Holders or Series E Holders, the Redemption Date, the applicable Redemption Price and the time and place at which payment may be obtained (which shall not be later than the Redemption Date), and shall call upon Series D Holders or Series E Holders to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the Shares to be redeemed.  Any non-requesting Series D Holder or Series E Holder shall have the right, by written notice to the Company, to participate in such redemption and request the Company to redeem the Shares or Series E Preferred Shares held by it, as the case may be, on the Redemption Date.

(iii)              On the Redemption Date, the Company shall be obligated to redeem all of the Shares requested to be redeemed by the Series D Holders or the Series E Holders (as applicable) and shall pay to the Series D Holders or the Series E Holders (as applicable) the applicable Redemption Prices in respect of the Shares requested to be redeemed from the legally available funds of the Company with cash or cash equivalent or, with the approval of the majority of the redeeming Series D Holders or the holders of 75% Series E Preferred Shares, as the case may be, in exchange for newly issued shares of equal value.

(iv)                                           If the funds of the Company legally available are insufficient to redeem the total number of Series E Preferred Shares requested by the Series E Holders to be redeemed on the applicable Redemption Date, those funds that are legally available for redemption shall be used to redeem the Series E Preferred Shares from each Series E Holder in proportion to their respective number of Series E Preferred Shares requested to be redeemed. The Series E Preferred Shares not redeemed shall remain outstanding and shall be entitled to all the rights and preferences provided herein, including the rights of conversion set forth herein.  If at any time thereafter additional funds become legally available for the redemption, such funds shall immediately be used to redeem the balance of the Series E Preferred Shares which the Company has become obliged to redeem on any Redemption Date but which it has not redeemed. Any Series E Preferred Shares redeemed in accordance with the terms and conditions of this Article 68(4)(iv) shall be cancelled and may not be reissued.

(v)                                              If the funds of the Company legally available are insufficient to redeem the total number of Shares requested by the Series D Holders to be redeemed on the applicable Redemption Date, those funds that are legally available for redemption shall be used to redeem the Shares from each Series D Holder in proportion to their respective number of the Shares requested to be redeemed. The Shares not redeemed shall remain outstanding and shall be entitled to all the rights and preferences provided herein, including the rights of conversion set forth herein.  If at any time thereafter additional funds become legally available for the redemption, such funds shall immediately be used to redeem the balance of the Shares which the Company has become obliged to redeem on any Redemption Date but which it has not redeemed. Any Series D Preferred Shares redeemed in accordance with the terms and conditions of this Article 68(4)( v) shall be cancelled and may not be re-issued.

(vi)                                           In the event that any Series D Holder has elected to exercise its Series D Redemption Right pursuant to Article 68(2) and, prior to the payment by the Company of the aggregate Series D Redemption Price in full, any Series E Holder has elected to exercise its Series E Redemption Right pursuant to Article 68(3), (i) the Company shall first redeem all of the Shares requested by such Series D Holder to be redeemed and pay to such Series D Holder the full amount of the aggregate Series D Redemption Price, and (ii) the Company may not redeem, and no Series E Holder may cause the Company to redeem, any Series E Preferred

Shares unless and until payment has been made in full in respect of the aggregate Series D Redemption Price.

REGISTER OF MEMBERS

69.                               Contents of Register of members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

(a)                                 the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)                                 the date on which each person was entered in the Register of Members; and

(c)                                  the date on which any person ceased to be a Member.

70.                               Determination of record dates

Notwithstanding any other provision of these Articles, the Board may fix any date as the record date for:

(a)                                 determining the Members entitled to receive any dividend; and

(b)                                 determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

but, unless so fixed, the record date shall be as follows:

(a)                                 as regards the entitlement to receive notice of a meeting or Notice of any other matter, the date of dispatch of the notice;

(b)                                 as regards the entitlement to vote at a meeting, and any adjournment thereof, the date of the original meeting; and

(c)                                  as regards the entitlement to a dividend or other distribution, the date of the Directors’ resolution declaring the same.

TRANSFER OF SHARES

71.                               Instrument of transfer

(1)                                 An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “C” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.

The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2)                                 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, provided that the Board shall not refuse to recognize any instrument of transfer if it is made in compliance with the Shareholders Agreement and these Articles.

72.                               Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

73.                               Restriction on transfer

(1)                                 The Directors shall decline to register any transfer of shares to any person made otherwise than in accordance with these Articles. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Annual General Meeting of the Company in each year. The Directors may decline to register any instrument of transfer, unless the instrument of transfer is accompanied by the Certificate issued in respect of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer, provided that the Directors shall not decline to register any instrument of transfer if it is made in compliance with the Shareholders Agreement and these Articles.

(2)                                 The right to transfer or otherwise dispose of a Share or any interest or right in or arising from a Share (an option, warrant or other like right to acquire any Share (whether by subscription or otherwise) being deemed to be an interest in a Share for this purpose) shall be subject to the provisions contained in these Articles and any such transfer or other disposal made otherwise than in accordance with such provisions shall be void.

74.                               Right of first refusal

Shareholders shall have certain rights of first refusal on proposed sales or transfers of Equity Securities by shareholders of the Company, as set forth in and subject to the terms and conditions of the Shareholders Agreement.

75.                              Co-sale rights

Preferred Share Holders shall have certain rights to participate, on a pro rata basis, in proposed sales or transfers of Equity Securities by shareholders of the Company, as set forth in and subject to the terms and conditions of the Shareholders Agreement.

76.                               Drag-along rights

Certain shareholders shall have certain rights to cause all holders of Equity Securities to participate in a sale of all, but not less than all, the issued and outstanding Equity Securities, as set forth in and subject to the terms and conditions of the Shareholders Agreement.

TRANSMISSION OF SHARES

77.                               Representative of deceased Member

In the case of the death of a Member, the survivor or survivors, where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member, where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Companies Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

78.                               Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form D in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member, but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

79.                               Declaration of dividends by the Board

(1)                                 Subject to Article 51 and except otherwise provided in Article 63, the Board may declare a dividend to be paid to the Members, in proportion to the number of shares held by them and paid up by them, and such dividend may be paid in cash and/or in specie in which case the Board may fix the value for distribution in specie of any assets PROVIDED that if the shares have no par value, then the dividends shall be paid equally on a per share basis.

(2)                                 Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. With the sanction of an Ordinary Resolution dividends may also be declared and paid out of the share premium account or any other fund or account which can be authorised for this purpose in accordance with the Companies Law.

(3)                                 No dividend shall bear interest against the Company.

(4)                                 With the sanction of an Ordinary Resolution of the Company, the Directors may determine that a dividend shall be paid in whole or in part by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

(5)                                 Subject to any contractual obligations to which the Company is subject, with the sanction of an Ordinary Resolution of the Company (or, as regards a dividend payable in respect of a class or series of shares, an Ordinary Resolution passed at a Class Meeting) the Directors may determine that:

(a)                                 the persons entitled to participate in the dividend shall have a right of election to accept shares of the Company credited as fully paid in satisfaction of all or (if the Directors so specify or permit) part of their dividend entitlement; or

(b)                                 a dividend shall be satisfied in whole or specified part by an issue of shares of the Company credited as fully paid up, subject to a right of election on the part of persons entitled to participate in the dividend to receive their dividend entitlement wholly or (if the Directors so permit) partly in cash;

and in either event the Directors may determine all questions that arise concerning the right of election, notification thereof to Members, the basis and terms of issue of shares of the Company and otherwise.

80.                               Other distributions

Subject to any contractual obligations to which the Company is subject, the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

81.                               Reserve fund

The Board may, from time to time before declaring a dividend, set aside out of the surplus or profits of the Company such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which is not distributed.

82.                               Deduction of Amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

83.                               [Reserved]

ACCESS TO INFORMATION

84.                               Provision of Information

The Company shall provide to each Preferred Share Holder certain financial statements and information, as set forth in and subject to the terms and conditions of the Shareholders Agreement.

85.                               Inspection Rights

So long as any Preferred Share Holder holding Series A-1 Preferred Shares, Series B Preferred Shares or Series D Preferred Shares or Series E Preferred Shares continues to hold 5% or more of the Shares in issue on an as converted basis, the Company shall permit such Preferred Share Holder certain inspection rights, as set forth in and subject to the terms and conditions of the Shareholders Agreement.

86.                               Termination of the Right to Access to Information

The obligations of the Company set forth in Article 84 and Article 85 shall terminate as set forth in and subject to the terms and conditions of the Shareholders Agreement.

CAPITALISATION

87.                               Issue of bonus shares

(1)                                 The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2)                                 The Board may resolve to capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

SHARE PREMIUM ACCOUNT

88.                               Share Premium Account

Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Companies Law in regard to the Company’s share premium account, save that unless expressly authorised by other provisions of these Articles the sanction of an Ordinary Resolution shall be required for any application of the share premium account in paying dividends to Members.

ACCOUNTS AND FINANCIAL STATEMENTS

89.                               Records of account

(1)                                 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

(a)                                 all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  the assets and liabilities of the Company.

Such records of account shall be kept to give, a true and fair view of the state of the Company’s affairs and to explain its transactions at such place as the Board thinks fit.

(2)                                 Except as otherwise agreed to by the Company, no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

(3)                                 Subject to any waiver by the Company in general meeting of the requirements of this Article, the Directors shall lay before the Company in general meeting, or circulate to Members, financial statements in respect of each financial year of the Company, consisting of:

(a)                                 a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and

(b)                                 a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year;

together with a report of the Board reviewing the business of the Company during the financial year. The financial statements and the Directors report, together with the auditor’s report, if any, shall be laid before the Company in general meeting, or circulated to Members, no later than 180 days after the end of the financial year.

(4)                                 The financial year end of the Company shall be the 31st December in each year.

AUDIT

90.                               Appointment of Auditor

(1)                                 Subject to Article 51, the Company may in a general meeting appoint Auditors to hold office until the conclusion of the next annual general meeting or, at a subsequent extraordinary general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member, but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

(2)                                 Subject to Article 51, whenever there are no Auditors appointed as aforesaid, the Directors may appoint Auditors to hold office until the conclusion of the next annual general meeting or earlier removal from office by the Company in general meeting. Unless fixed by the Company in general meeting, the remuneration of the Auditors shall be as determined by the Directors. Nothing in this Article shall be construed as making it obligatory to appoint Auditors.

(3)                                 The Auditors shall make a report to the Members on the accounts examined by them and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditors’ tenure of office.

(4)                                 The Auditors shall have right of access at all times to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditors think necessary for the performance of the Auditors duties; and, if the Auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report to the Members.

(5)                                 The Auditors shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they may desire with respect to the financial statements.

(6)                                 The financial statements provided for by these Articles shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards, and the report of the Auditor shall be submitted to the Members in general meeting.

NOTICES

91.                               Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

92.                               Notices to Joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of members, and notice so given shall be sufficient notice to all the holders of such shares.

93.                               Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

94.                               The seal

(1)                                 The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

(2)                                 Notwithstanding the foregoing, the Seal may, without further authority, be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

(3)                                 The Company may have one or more duplicate Seals, as permitted by the Companies Law; and, if the Directors think fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be used.

WINDING-UP

95.                               Winding-up/distribution by liquidator

(1)                                 Subject to these Articles (including Article 51) and any contractual obligation of the Company, the Company may be voluntarily wound-up by a Special Resolution of Members.

(2)                                 If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution and subject to the rights or powers of any class or series of Preferred Shares, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF ARTICLES

96.                               Alteration of Articles

Subject to the Companies Law and these Articles, the Company may from time to time by Special Resolution alter or amend these Articles in whole or in part.

SCHEDULE - FORM A

P R O X Y

I                            of                     , the holder of          Share(s) in the above-named Company hereby appoint                            or failing him/her                            or failing him/her                           as my proxy to vote on my behalf at the general meeting of the Company to be held on the      day of     , 20  , and at any adjournment thereof.

Dated this       day of                   , 20

*GIVEN under the seal of the company

*Signed by the above-named

Witness

*Delete as applicable.

SCHEDULE - FORM B

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the       day of                   , 20   last, in respect of the [number] Share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the       day of                   , 20   last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of        per annum computed from the said       day of                   , 20   last, on or before the day of                   , 20   next at the place of business of the said Company the Share(s) will be liable to be forfeited.

Dated this       day of                   , 20

[Signature of Secretary]
By order of the Board

SCHEDULE - FORM C

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]

[transferor]

hereby sell assign and transfer unto	[transferee]

of	[address]

[number of Shares]

Shares of	[name of Company]

Dated

(Transferor)
In the presence of:

(Witness)
(Transferee)
In the presence of:

(Witness)

SCHEDULE - FORM D

TRANSFER BY A PERSON BECOMING ENTITLED ON
DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased/bankrupt Member] to [number] Share(s) numbered [number in figures] standing in the Register of Members of [Company] in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such Share(s) and I/we do hereby accordingly transfer the said Share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said Share(s) subject to the same conditions.

WITNESS our hands this       day of                            , 20

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)
)
Signed by the above-named	)
[transferee]	)
in the presence of:	)